Exhibit 16

                                              Richard A. Eisner & Company, LLP
                                                   Accountants and Consultants

                                                            575 Madison Avenue
                                                       New York, NY 10022-2597
                                            Tel 212-355-1700  Fax 212-355-2414
                                                             www.eisnerllp.com

August 8, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     NCT Group, Inc.
        File Ref. No. 0-18267

Ladies and Gentlemen:

We have read the statements made by NCT Group, Inc. (the "Company") in Item 4 of the accompanying Form 8-K/A, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Our report on our audit of the year ended December 31, 1999 financial statements
included  an  explanatory   paragraph  regarding  substantial  doubt  about  the
Company's ability to continue as a going concern.

Very truly yours,


/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP


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